EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of VendingData Corporation (the “Company”) on Form 10-KSB/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark R. Newburg, Executive Director of the Company (Principal Executive Officer), and Douglas H. Caszatt, Acting Chief Financial Officer and Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Mark R. Newburg	Dated:	April 29, 2005
Mark R. Newburg
Title:	Executive Director of VendingData Corporation (Principal Executive Officer)

By:	/s/ Douglas H. Caszatt	Dated:	April 29, 2005
Douglas H. Caszatt
Title:	Acting Chief Financial Officer and Controller of VendingData Corporation

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.